TERM PROMISSORY NOTE

Maximum Advance Amount: St. Louis Park, Minnesota
$7,000,000.00 May 17, 2024

FOR VALUE RECEIVED, TIMBER TECHNOLOGIES SOLUTIONS, INC., a Delaware corporation ("Borrower"), promises to pay to the order of BRIDGEWATER BANK, a Minnesota banking corporation, and its successors and assigns ("Lender"), at 4450 Excelsior Boulevard, Suite 100, St. Louis Park, Minnesota 55416, or as may otherwise be directed by Lender to Borrower, that sum of money up to the maximum outstanding principal amount of SEVEN MILLION UNITED STATES DOLLARS ($7,000,000.00) that remains unpaid (the "Principal Balance") pursuant to this Term Promissory Note (this "Note"), together with interest from the date of advance until fully paid, calculated on the basis and at the rate(s) set forth herein.

1. Interest. Interest shall accrue upon the outstanding Principal Balance as follows:

   1.1 Interest Calculation Method. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the Interest Rate over a year of three hundred sixty (360) days, multiplied by the Principal Balance, multiplied by the actual number of days the Principal Balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

   1.2 Interest Rate. The rate of interest charged hereunder shall be a fixed per annum rate equal to 7.85% the "Interest Rate").

2. Payments and Application of Payments.

   2.1 Commencing June 20, 2024, Borrower shall make monthly payments to Lender of principal in the amount of $116,666.67 plus any interest accrued upon the outstanding Principal Balance during the prior month at the Interest Rate, each due and payable on the 20th day of each calendar month (or if the 20th day of each month is not a business day, on the next immediate business day), until May 20, 2029 (the "Maturity Date"). On the Maturity Date, the entire Principal Balance plus all applicable interest or other fees shall be paid in full. The amount due on the Maturity Date is a balloon payment.

   2.2 Unless otherwise agreed in writing signed by Lender or required by applicable law, payments will be applied first to any accrued unpaid interest, second to principal, third to any unpaid collection costs and finally to any late charges.

   2.3 If a regularly scheduled payment (excluding any balloon payment due on the Maturity Date) is ten (10) days or more late, Borrower will be charged five percent (5.00%) of the unpaid portion of the regularly scheduled payment or the maximum amount permitted by Minnesota law, whichever is greater.

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2.4 Borrower authorizes Lender to originate preauthorized Automated Clearing House payment entries from Borrower's deposit account(s) held with Lender on the date payments are due hereunder in the amount of any such payments due on said date.

3. No Prepayment Penalty or Premium. This Note may be prepaid, in whole or in part, at any time, without penalty, premium or fee.

4. Default Rate. Upon the occurrence of an Event of Default, including failure to pay upon final maturity, the Interest Rate on this Note shall be increased by adding an additional five percentage point (5.00%) margin ("Default Rate Margin") until such Event of Default is cured as may be allowed by the Loan Agreement dated of even date herewith entered into by and between Lender and Borrower (the "Loan Agreement") or waived by Lender. The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the Interest Rate exceed the maximum interest rate limitations under applicable law.

5. Events of Default. Any Event of Default set forth in the Loan Agreement or any other document constituting the "Loan Documents", as said term is defined in the Loan Agreement, shall constitute an "Event of Default" hereunder.

6. Attorneys' Fees and Costs of Collection. Borrower agrees to pay on demand all the losses, costs, and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) which Lender incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of Lender's rights under this Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

7. Security. This Note is secured by certain collateral loan documents as set forth in the Loan Agreement. All of the terms and conditions that are to be kept and performed by Borrower pursuant to the Loan Agreement and any of the Loan Documents are hereby made a part of this Note and to the same extent and with the same force and effect as if they were fully set forth herein.

8. Remedies. The remedies of Lender as provided herein and in the Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion there for shall occur; the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

9. Performance. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

10. Waiver. Lender shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in the writing. A waiver with reference to one event

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shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

11. Usury. All agreements herein are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If from any circumstances whatsoever fulfillment of any provision hereof at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

12. Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. Executed copies of the signature page(s) of this Note transmitted electronically in Portable Document Format (PDF) shall be treated as originals, fully binding and with full legal force and effect, and Borrower waives any rights it may have to object to such treatment. If delivering an executed counterpart of this Note by PDF, Borrower shall also deliver a manually executed counterpart of this Note, but the failure to deliver a manually executed counterpart should not affect the validity, enforceability, and binding effect of this Note. The page(s) of any counterpart of this Note containing Borrower's signature or the acknowledgement of such party's signature hereto may be detached therefrom without impairing the effect of the signature or acknowledgement, provided such pages are attached to any other counterpart identical thereto except having additional pages containing the signatures or acknowledgements thereof of other parties.

13. Definitions. Any capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note on the day and year first above written.

TIMBER TECHNOLOGIES SOLUTIONS, INC., a Delaware corporation

/s/ Hannah Bible__________

By: Hannah Bible

Its: Corporate Secretary

STATE OF CONNECTICUT)
) ss.
COUNTY OF ~~FAIRFIELD~~ Hartford)

The foregoing instrument was acknowledged before me on May 16, 2024, by Hannah Bible, as Corporate Secretary of Timber Technologies Solutions, Inc., a Delaware corporation, on behalf thereof.

Notary Stamp:

/s/ Valerie Serrano___________

Notary Signature

Valerie Marie Serrano
Notary Public-Connecticut
My Commission Expires
July 31, 2025

[Signature Page to Term Promissory Note]